Exhibit 4.4

ROWAN COMPANIES, INC.

as the Company

ROWAN COMPANIES PLC

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 4, 2012

to

INDENTURE

Dated as of July 21, 2009

Third Supplemental Indenture

Third Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE, dated as of May 4, 2012 (this “Supplemental Indenture”), by and among ROWAN COMPANIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), ROWAN COMPANIES PLC, a public limited company incorporated under the laws of England and Wales (the “Parent”), and U.S. BANK NATIONAL ASSOCIATION, a nationally chartered banking association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture dated as of July 21, 2009 (the “Original Indenture”), as supplemented by the First Supplemental Indenture thereto, dated as of July 21, 2009 (the “First Supplemental Indenture”), and the Second Supplemental Indenture thereto, dated as of August 30, 2010 (the “Second Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, pursuant to the First Supplemental Indenture, the Company issued, and the Trustee authenticated and delivered, the Company’s 7.875% Senior Notes due 2019 (the “7.875% Notes”) and, pursuant to the Second Supplemental Indenture, the Company issued, and the Trustee authenticated and delivered, the Company’s 5% Senior Notes due 2017 (together with the 7.875% Notes, the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of February 27, 2012, between the Company and Rowan Mergeco, LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of the Company (“Rowan Mergeco”), Rowan Mergeco has, contemporaneously with the effectiveness of this Supplemental Indenture, consummated a merger (the “merger”) with and into the Company, with the Company surviving the merger and becoming an indirect, wholly owned subsidiary of the Parent; and

WHEREAS, in connection with the merger, the Company and the Parent have determined that it will be in the best interests of and beneficial to the Company and the Parent for the Parent to guarantee the Notes in accordance with the terms of the Indenture, including Article Fourteen thereof;

WHEREAS, the Company and the Parent desire to execute and deliver this Supplemental Indenture in order to provide for such guarantee;

WHEREAS, Section 9.1(d) of the Indenture expressly permits the Company and the Trustee to amend or supplement the Indenture or the Securities Guarantees without the consent of any Holder of a Security in order to add a Securities Guarantee or cause any Person to become a Guarantor; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, each of the Company and the Parent has duly determined to execute and deliver to the Trustee this Supplemental Indenture, and all conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been satisfied, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Relation to Indenture.

This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Third Supplemental Indenture

SECTION 1.03. General References.

Unless otherwise specified or unless the context otherwise requires, (i) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (ii) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

The Indenture is hereby amended as set forth below in this Article Two; provided, however, that the amendments effected hereby shall apply to the Notes only and not to any other series of Securities issued under the Indenture, and such amendments are being effected solely for the benefit of the Notes and the Holders thereof.

SECTION 2.01. Defined Terms.

With respect solely to the Notes, and not to any other series of Securities, Section 1.1 of the Indenture is hereby amended by inserting the following defined term in its appropriate alphabetical position:

“Parent” means Rowan Companies plc, a public limited company incorporated under the laws of England and Wales.

SECTION 2.02. Notices, Etc., to Trustee, Company and the Guarantor.

With respect solely to the Notes and not to any other series of Securities, Section 1.6 of the Indenture is hereby amended by replacing the current subsection (a) with the following:

(a) Any notice or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or the Guarantor:

Rowan Companies, Inc.

2800 Post Oak Boulevard, Suite 5450

Houston, Texas 77056

Telephone: (713) 621-7800

Facsimile: (713) 960-7685

Attention: Chief Financial Officer

and

Rowan Companies plc

Rowan House Peterseat Drive

Altens Industrial Estate

Aberdeen, AB12 3HT

Scotland

Telephone: +44 1224 216550

Facsimile: +44 208 4290982

Third Supplemental Indenture

Attention: Chief Financial Officer

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Facsimile: (713) 220-4285

Attention: Robert V. Jewell

If to the Trustee:

U.S. Bank National Association

5555 San Felipe, Suite 1150

Houston, Texas 77056

Telephone: (713) 235-9208

Facsimile: (713) 235-9213

Attention: Corporate Trust Services

SECTION 2.03. Parent Guarantee.

Article Fourteen of the Indenture shall apply to the Notes. The Parent hereby agrees to be bound by a Securities Guarantee with respect to the Notes and that the Parent shall be a Guarantor of each series of the Notes in accordance with Article Fourteen of the Indenture; provided, however, that the Securities Guarantee granted hereby shall not apply to any obligations under any series of Securities other than the Notes. The Parent hereby agrees that its Securities Guarantee of the Notes will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Securities Guarantee.

With respect solely to the Notes and not to any other series of Securities, Article Fourteen of the Original Indenture is hereby amended by adding the following Section 14.4 thereto:

Section 14.4 Releases.

The Parent will be released and relieved of any obligations under its Securities Guarantee of the Notes immediately upon Legal Defeasance in accordance with Article Thirteen or satisfaction and discharge of this Indenture in accordance with Article Four. The Parent will also be released and relieved of any obligations under its Securities Guarantee of the Notes immediately upon the merger of the Parent with and into the Company.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.01. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company or the Parent.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Indenture.

Third Supplemental Indenture

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference.

SECTION 3.02. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Remainder of Page Intentionally Left Blank)

Third Supplemental Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first written above.

THE COMPANY:

ROWAN COMPANIES, INC.

By:	/s/ William H. Wells
Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and
Treasurer

THE PARENT:

ROWAN COMPANIES PLC

By:	/s/ William H. Wells
Name:	William H. Wells
Title:	Senior Vice President, Chief Financial Officer and Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

Third Supplemental Indenture

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